UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2017

PHI GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	002-78335-NY	90-0114535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5348 Vegas Drive # 237 Las Vegas, NV	89108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-475-5430

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry Into a Material Definitive Agreement.

On September 4, 2017, American Pacific Resources, Inc., a Wyoming corporation (“APR”) and wholly owned subsidiary of PHI Group, Inc. (the “Company”), entered into a Business Cooperation and Investment Agreement (the “Agreement”) with Suda Lattana Co. (“SLC”), a company organized and existing under the laws of Lao People’s Democratic Republic, to develop a 27,000-hectare (approximately 67,000 acres) gold mine project in Savannakhet Province, Laos.

According to the Agreement, APR will be responsible for financing and operating the gold mining project. The finished gold products from the project will be allocated as follows: (a) 30% directly to the Government of Laos; (b) After deductions of all expenses, the remaining 70% will be divided: 35.7% to APR and 34.3% to SLC.

The foregoing description of the Business Cooperation and Investment Agreement dated November 4, 2017 by and between American Pacific Resources, Inc. and Suda Lattana Co. is qualified in its entirety by reference to the full text of said Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.1	Business Cooperation and Investment Agreement dated November 4, 2017 by and between American Pacific Resources, Inc., a wholly owned subsidiary of PHI Group, Inc., and Suda Lattana Co., a Lao limited liability company.

99.1	Press release dated September 7, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2017

PHI GROUP, INC.
(Registrant)

By:	/s/ Henry D. Fahman
Henry D. Fahman
Chairman and CEO